EXHIBIT 23.1


CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement of Form S-8 pertaining to the Amended and Restated Neurobiological Technologies, Inc. 1993 Stock Plan for the registration of 500,000 shares of its common stock of our report dated July 25, 1997 with respect to the consolidated financial statements of Neurobiological Technologies Inc. included in the Annual Report of Form 10 KSB for the year ended June 30, 1997, as filed with the Securities and Exchange Commission.

                                                               ERNST & YOUNG LLP

San Francisco, California
January 7, 1998


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